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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                        Pursuant to Section 13 of 15(d) of
                        The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 3, 2001


                            IRON MOUNTAIN INCORPORATED
                            --------------------------
            (Exact name of registrant as specified in its charter)


           PENNSYLVANIA           1-13045           23-2588479
           ------------           -------           ----------
  State or other jurisdiction    (Commission       (IRS Employer
       of incorporation)         File Number)      Identification No.)


                              745 Atlantic Avenue
                         Boston, Massachusetts 02111
                   -----------------------------------
          (Address of principal executive offices, including zip code)

                                 (617) 535-4766
                           -----------------------
             (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS

       The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (File No. 333-54030) on Form S-3, filed on January 19, 2001 and Amendment No. 1 thereto, filed on January 29, 2001 (collectively, the "Registration Statement"), and related base preliminary prospectus (the "Prospectus") for the registration pursuant to Rule 415 under the Securities Act of 1933, as amended, of up to an aggregate of $500,000,000 in securities of the Company. On January 31, 2001, the Commission declared the Registration Statement, as amended, effective.

       On March 28, 2001, the Company filed a supplement to the Prospectus, dated March 27, 2001, relating to the issuance of and sale of up to $225,000,000 in 8-5/8% Senior Subordinated Notes due 2013 (the "Prospectus Supplement"), with the Commission. In connection with the filing of the Prospectus Supplement with the Commission, the Company is filing certain exhibits as part of this Form 8-K. See "Item 7. Financial Statements, PRO FORMA Financial Information and Exhibits."

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Exhibits.

EXHIBIT NO.     ITEM
-----------     ----

   4.1 Form of Subordinated Indenture, dated as of April 3, 2001, among the Company, the Guarantors named therein and the Bank of New York, as trustee.

   4.2 Form of First Supplemental Indenture, dated as of April 3, 2001, among the Company, the Guarantors named therein and the Bank of New York, as trustee.

   10 Underwriting Agreement, dated March 27, 2001, by and between the Company, certain of the Company's subsidiaries, Bear, Stearns & Co. Inc., William Blair & Company, L.L.C., Fleet Securities, Inc., Goldman, Sachs & Co., JPMorgan, a division of Chase Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

   12           Statement Regarding Computation of Ratios of Earnings to
                Fixed Charges.

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                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   IRON MOUNTAIN INCORPORATED
                                   (Registrant)


Date: April 2, 2001
                                    By: /s/ John F. Kenny, Jr.
                                    -------------------------------------
                                       Name: John F. Kenny, Jr.
                                       Title: Executive Vice President and
                                              Chief Financial Officer